                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[ ]  Preliminary Proxy Statement                [_]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             SANDISK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
                                      N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:
                                      N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                      N/A
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
                                      N/A
     -------------------------------------------------------------------------


     (3) Filing Party:
                                      N/A
     -------------------------------------------------------------------------


     (4) Date Filed:
                                      N/A
     -------------------------------------------------------------------------
                              SANDISK CORPORATION

                               140 Caspian Court
                          Sunnyvale, California 94089

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of SanDisk Corporation (the "Company") which will be held on May 11, 2000 at 9:00 a.m., local time, at the Company's headquarters, 140 Caspian Court, Sunnyvale, California 94089.

  At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six (6) directors of the Company, (ii) to approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock (the "Common Stock") from 125,000,000 shares to 400,000,000 shares and (iii) to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

  The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

  After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible but no later than May 11, 2000. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

  A copy of the Company's 1999 Annual Report has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

  We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,
                                          /s/ Eli Harari
                                          Eli Harari
                                          President and Chief Executive
                                           Officer

Sunnyvale, California
April 10, 2000

                                   IMPORTANT

 PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                              SANDISK CORPORATION
                               140 Caspian Court
                          Sunnyvale, California 94089

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 2000

TO OUR STOCKHOLDERS:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of SanDisk Corporation, a Delaware corporation (the "Company"), to be held on May 11, 2000 at 9:00 a.m., local time, at the Company's headquarters, 140 Caspian Court, Sunnyvale, California 94089, for the following purposes:

  1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Dr. Eli Harari, Irwin Federman, William V. Campbell, Catherine P. Lego, Dr. James D. Meindl and Alan F. Shugart.

  2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock (the "Common Stock") from 125,000,000 shares to 400,000,000 shares.

  3. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

  Only stockholders of record at the close of business on March 15, 2000 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

  All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

  We look forward to seeing you at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Eli Harari

                                          Eli Harari
                                          President and Chief Executive
                                           Officer

Sunnyvale, California
April 10, 2000

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                PROXY STATEMENT
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                              SANDISK CORPORATION
                            TO BE HELD MAY 11, 2000

                                    GENERAL

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SanDisk Corporation, a Delaware corporation (the "Company" or "SanDisk"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 11, 2000, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record on March 15, 2000 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 9:00 a.m., local time, at the Company's headquarters, 140 Caspian Court, Sunnyvale, California 94089.

  It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to stockholders on or about April 10, 2000.

  All references to shares of Common Stock in this Proxy Statement are adjusted to account for the Company's 2-for-1 stock split, effected as a 100% stock dividend, in February 2000.

                                 VOTING RIGHTS

  The close of business on March 15, 2000 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had approximately 66,531,812 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately 203 stockholders of record. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. In the election of Directors, however, cumulative voting is authorized for all stockholders if any stockholder gives notice at the meeting, prior to voting for the election of Directors, of his or her intention to cumulate votes. Under cumulative voting, a stockholder may cumulate votes and give to one nominee a number of votes equal to the number of Directors to be elected (six at this meeting) multiplied by the number of votes to which such stockholder is entitled, or may distribute such number among any or all of the nominees. The six candidates receiving the highest number of votes will be elected. The Board of Directors is soliciting discretionary authority to vote proxies cumulatively. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

  If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors, (the "Board of Directors" or the "Board") and, when the proxy card is returned properly completed, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2, and 3 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

  An affirmative vote of a plurality of the shares present or represented at the meeting and voting is required for the election of directors. An affirmative vote of a majority of the shares of the Company's outstanding Common Stock is required to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock. An affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote is required for ratification of Ernst & Young LLP as independent accountants of the Company. An automated system administered by the Company's transfer agent tabulates stockholder votes. Abstentions and broker non-votes each are included in determining the number of shares present and voting at the Annual Meeting for purposes of determining the presence or absence of a quorum, and each is tabulated separately. Abstentions are counted as negative votes, whereas broker non-votes are not counted for purposes of determining whether Proposal 3 presented to the stockholders has been approved, but will have the effect of negative votes for purposes of Proposal 2.

                            REVOCABILITY OF PROXIES

  Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                            SOLICITATION OF PROXIES

  The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. In addition, the Company may engage and pay a proxy solicitation firm to aid in the solicitation of proxies. Except as described above, the Company does not intend to solicit proxies other than by mail.

  The Annual Report of the Company for the fiscal year ended January 2, 2000, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  At the Annual Meeting, six directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Stockholders and until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the six nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. There are six nominees, each of whom is currently a director of the Company. All of the current directors were elected to the Board by the stockholders at the last annual meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them FOR the nominees named below. The six candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than six nominees.

                                   NOMINEES

  Set forth below is information regarding the nominees to the Board of Directors.

   Name                         Position(s) with the Company    Age First Elected Director
   ----                         ----------------------------    --- ----------------------
   Dr. Eli Harari..........  President, Chief Executive Officer  54          1988
                              and Director
   Irwin Federman(1).......  Chairman of the Board               64          1988
   William V. Campbell(2)..  Director                            59          1993
   Catherine P.              Director                            43          1989
    Lego(1)(2).............
   Dr. James D. Meindl.....  Director                            66          1989
   Alan F. Shugart(2)......  Director                            69          1993

--------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

           BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

  Dr. Harari, the founder of the Company, has served as the President and Chief Executive Officer and as a director of the Company since June 1988. Dr. Harari founded Wafer Scale Integration, a privately held semiconductor company, in 1983 and was its President and Chief Executive Officer from 1983 to 1986, and Chairman and Chief Technical Officer from 1986 to 1988. From 1973 to 1983, Dr. Harari held various management positions with Honeywell Inc., Intel and Hughes Aircraft Microelectronics. Dr. Harari also serves on the board of Artisan Components. Dr. Harari holds a Ph.D. degree in Solid State Sciences from Princeton University.

  Mr. Federman has served as Chairman of the Board of Directors since September 1988. Since April 1990, Mr. Federman has been a general partner in U.S. Venture Partners, a venture capital firm. From 1988 to 1990, he was a Managing Director of Dillon Read & Co., an investment banking firm, and a general partner in its venture capital affiliate, Concord Partners. From August 1987 to December 1987, Mr. Federman was Vice Chairman of Advanced Micro Devices, which acquired Monolithic Memories; a corporation engaged in the production of integrated circuits, with which he was affiliated for over 17 years. From 1979 to 1987, Mr. Federman was President of Monolithic Memories. Mr. Federman served as Chairman of the Semiconductor Industry Association from 1986 to 1988. He is also a director of Komag Incorporated, Check Point Software Technologies, Inc., MMC Networks, Inc., Quicklogic, Inc., Netro Corporation and various private corporations. Mr. Federman holds a B.S. degree in Economics from Brooklyn College.

  Mr. Campbell has served as a director of the Company since October 1993. Mr. Campbell is Chairman of the Board of Directors of Intuit. From 1994 to 1998, Mr. Campbell served as the President and Chief Executive Officer and a director of Intuit. From 1991 to 1993, Mr. Campbell was President and Chief Executive Officer of GO Corporation, a pen-based computing software company. From 1987 to 1991, Mr. Campbell was President and Chief Executive Officer of Claris Corporation, a software subsidiary of Apple Computer Inc. Mr. Campbell also serves as a director for Apple Computer and Great Plains Software. Mr. Campbell holds both B.A. and M.A. degrees in Economics from Columbia University.

  Ms. Lego has served as a director of the Company since March 1989. Currently, she is the general partner of The Photonics Fund, a venture capital firm focused on the fiber optic industry. Ms. Lego had been previously self-employed with her consulting firm, Lego Ventures, from 1992 to December 1999. From 1981 to 1992, Ms. Lego held various positions with Oak Investment Partners, a venture capital firm, and was general partner of several of the venture capital partnerships affiliated with Oak Investment Partners. Ms. Lego also serves as a director of various private corporations. Ms. Lego is a Certified Public Accountant and holds a B.A. degree in Economics and Biology from Williams College and an M.S. degree in Accounting from the New York University Graduate School of Business.

  Dr. Meindl has served as a director of the Company since March 1989. Dr. Meindl has been the Joseph M. Pettit Chair Professor of Microelectronics at the Georgia Institute of Technology in Atlanta, Georgia since 1993. From 1986 to 1993, Dr. Meindl served as Senior Vice President for Academic Affairs and Provost of Rensselaer Polytechnic Institute. From 1967 to 1986, he was the John M. Fluke Professor of Electrical Engineering at Stanford University. Dr. Meindl serves as a director of Zoran, Inc. and Digital Microwave. Dr. Meindl holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from Carnegie-Mellon University.

  Mr. Shugart has served as a director of the Company since January 1993. Mr. Shugart founded Seagate Technology, Inc. in 1979, building the company into the world's largest independent manufacturer of disk drives and related components. In 1998, he left Seagate to establish Al Shugart International, a management/consultant company focused on helping entrepreneurs launch new enterprises. Mr. Shugart also serves as a director of Cypress Semiconductor Corp., Valence Technology, Inktomi, and Sarnoff Digital Communications. Mr. Shugart holds a B.S. degree in Engineering/Physics from the University of Redlands.

                         BOARD MEETINGS AND COMMITTEES

  The Board of Directors held eight meetings during fiscal 1999. Each member of the Board of Directors during fiscal 1999 attended or participated in seventy five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year and (ii) the total number of meetings held by all committees on which such director served during the past fiscal year, except Irwin Federman (who attended fifty-eight percent (58%) of such meetings). There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee.

  The Audit Committee of the Board of Directors held four meetings during fiscal 1999. The Audit Committee, which is currently comprised of Directors Federman and Lego, recommends engagement of the Company's independent accountants, approves services performed by such accountants and reviews and evaluates the Company's accounting system and its system of internal controls.

  The Compensation Committee of the Board of Directors held two meetings during fiscal 1999 and approved grants of options by written consent on a monthly basis. The Compensation Committee, which is comprised of Directors Campbell, Lego and Shugart, has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit and stock option plans.

  The Special Option Committee of the Board of Directors was established in October 1999, and delegated the authority to make option grants to eligible individuals, other than Officers and Board members of the Company, as long as such grants are less than two times the Company's then-current option guidelines. The Special Option Committee is comprised of one Board member, Mr. Harari, and granted options on a weekly basis following its establishment in October 1999.

                             DIRECTOR COMPENSATION

  Board members receive cash compensation for their services as a director based on their attendance of board and committee meetings. Board members are compensated for their service at Board Meetings at the rate of $1,500 for in-person meetings and $500 for telephonic meetings. Board members are compensated for their service on Board committees at the rate of $500 for in-person meetings and $250 for telephonic meetings. The non-employee Board members are also eligible to receive periodic option grants under the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan").

  Each individual who was re-elected as a non-employee Board member at the 1999 Annual Meeting received at that time an option grant under the Directors Plan to purchase 16,000 shares of Common Stock, provided such individual had served as a non-employee Board member for at least six months. Accordingly, each of the following non-employee Board members re-elected to the Board at the 1999 Annual Meeting received an option grant for 16,000 shares on May 12, 1999, the date of that meeting, at an exercise price of $15.2188 per share:
Messrs. Federman, Campbell, Meindl, and Shugart and Ms. Lego. In addition, Mr. Thomas F. Mulvaney received an automatic option grant for 16,000 shares on May 12, 1999, but that option terminated upon his resignation as a director in August 1999.

  Each automatic grant has an exercise price per share equal to the fair market value per share of Common Stock on the grant date and has a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option is immediately exercisable for any or all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service as a Board member prior to vesting in those shares. The shares subject to each 16,000-share grant made to each non-employee Board member re-elected at the 1999 Annual Meeting will vest upon the optionee's completion of one year of Board service measured from the grant date. However, the shares subject to each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member. In addition, each automatic option grant may, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding Common Stock, be surrendered to the Company for a cash distribution per surrendered option share equal to the excess of (i) the highest price per share of common stock paid in connection with such tender offer over (ii) the exercise price payable per share.

 The Board of Directors recommends that the stockholders vote FOR the election of all of the above nominees.

                                PROPOSAL NO. 2

            INCREASE OF NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

  The Company is asking the stockholders to approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock (the "Common Stock") from 125,000,000 shares to 400,000,000 shares. The Board of Directors of the Company believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions and other corporate purposes, including effecting potential stock splits, without the delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.

  On March 15, 2000, the Company had approximately 66,531,812 shares of Common Stock issued and outstanding. Also on that date, the Company had 8,252,944 shares of Common Stock subject to outstanding options under the Company's 1995 Stock Option Plan and the Company's 1995 Non-Employee Directors Stock Option Plan, including options incorporated from the predecessor plans, 6,190,659 shares available for future grant under such plans and 1,359,396 shares available for issuance under the Company's Employee Stock Purchase Plan. A substantial majority of the Company's 125 million authorized shares have been issued or are reserved for issuance and thus few shares are available to the Company for use in connection with its future financing and other corporate needs. The lack of authorized Common Stock available for issuance could unnecessarily limit the Company's ability to pursue opportunities for future financings, acquisitions, mergers and other transactions. The Company would also be limited in its ability to effectuate future stock splits or stock dividends. The Company has considered other plans to issue additional shares of Common Stock in possible future financings. The Board of Directors believes that the increase in the authorized shares of Common Stock is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without added delay and expense, including the facilitation of the Company's ability to effect stock splits and thereby provide the opportunity to broaden the stockholder base.

  The availability of authorized but unissued shares of Common Stock might be deemed to have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board of Directors, which could dilute the stock ownership of such person. The Company has no plans for such issuances and this proposal is not being proposed in response to a known effort to acquire control of the Company.

  In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

  The additional shares of Common Stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment to the Certificate of Incorporation would not affect the rights of the holders of currently outstanding shares of Common Stock.

  Adoption of the amendment to the Certificate of Incorporation to increase the Company's authorized Common Stock requires the vote of a majority of the outstanding shares of the Company's Common Stock. Votes, abstentions and broker non-votes will be counted as set forth above in "VOTING PROCEDURES." If the proposal is approved, the Company intends to file an amendment to its Certificate of Incorporation promptly after the Meeting. The amendment to the Certificate of Incorporation will be effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware. Thereafter, the Board of Directors would generally be free to issue Common Stock without further action on the part of the stockholders.

  The Board of Directors recommends that the stockholders vote FOR the adoption of the proposed increase in the number of shares of authorized Common Stock.

                                PROPOSAL NO. 3

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Company is asking the stockholders to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

  In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders.

  Ernst & Young LLP has audited the Company's financial statements annually since 1991. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

  The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2000.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 15, 2000 by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding Common Stock, (ii) each director of the Company and each nominee for director, (iii) the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (as determined at the fiscal year ended January 2, 2000), and (iv) all current executive officers and directors of the Company as a group.

                                                            Amount and Nature
                                                              of Beneficial
                                                               Ownership(1)
                                                            ------------------
                                                            Number of Percent
            Name or Group of Beneficial Owners               Shares   Owned(2)
            ----------------------------------              --------- --------
Seagate Technology, Inc.................................... 4,082,748   6.14%

Scotts Valley, CA FMR Corp. (3)............................ 5,092,380   7.66
 Boston, MA

Forstmann-Leff Associates, Inc. (3)........................ 4,361,062   6.56
 New York, NY

American Century Investment Management, Inc. (3)........... 3,550,000   5.34
 Kansas City, MO

William V. Campbell(4).....................................    99,216     *

Irwin Federman(5)..........................................    63,640     *

Catherine P. Lego(6).......................................   152,074     *

Dr. Eli Harari(7).......................................... 2,503,218   3.77

Dr. James D. Meindl(8).....................................   142,930     *

Alan F. Shugart(9).........................................    40,000     *

Daniel Auclair(10).........................................   193,459     *

Cindy Burgdorf(11).........................................   370,811     *

Leon Malmed(12)............................................   118,477     *

Ralph Hudson(13)...........................................    43,361     *

All directors and executive officers as a group (13
 persons)(14).............................................. 3,943,119   5.93%

--------
 *  Less than 1% of the outstanding Common Stock.

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 15, 2000, including, but not limited to, upon the exercise of an option.

 (2) Percentage of beneficial ownership is based upon 66,531,812 shares of Common Stock, all of which were outstanding on March 15, 2000. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 15, 2000, including, but not limited to, upon the exercise of an option; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Based upon a review of 13G filings made with the Securities and Exchange Commission ("SEC") during 1999 and 2000, the table above includes all greater than 5% stockholders.

 (3) Based on a Schedule 13G filed with the SEC in February 2000.

 (4) Includes 40,000 shares owned by Mr. Campbell in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

 (5) Includes 24,000 shares owned by Mr. Federman in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time. Also includes 268 shares owned by BHMS III, of which Mr. Federman is a general partner and disclaims beneficial ownership in the shares except with respect to the pecuniary interest arising from his interest in BHMS III.

 (6) Includes 40,000 shares owned by Ms. Lego in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

 (7) Includes 2,058,794 shares held in the name of a trust for the benefit of Dr. Harari and his wife. Also includes 395,024 shares owned by Dr. Harari in the form of outstanding options, which were exercisable on March 15, 2000, or within 60 days of that date. Also includes 22,666 shares owned directly by his son and 22,986 shares held in the name of a trust for the benefit of his children.

 (8) Represents 110,930 shares held as community property in the name of Dr. Meindl and his wife. Also includes 32,000 shares owned by Mr. Meindl in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

 (9) Includes 40,000 shares owned by Mr. Shugart in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

(10) Includes 65,161 shares owned by Mr. Auclair in the form of outstanding options, which were exercisable on March 15, 2000 or within 60 days of that date. Includes an aggregate of 9,510 shares owned by his children held in his name as custodian.

(11) Includes 50,653 shares owned by Ms. Burgdorf in the form of outstanding options, which were exercisable on March 15, 2000 or within 60 days of that date.

(12) Includes 15,001 shares owned by Mr. Malmed in the form of outstanding options, which were exercisable on March 15, 2000 or within 60 days of that date.

(13) Includes 43,361 shares owned by Mr. Hudson in the form of outstanding options, which were exercisable on March 15, 2000 or within 60 days of that date.

(14) Includes 894,689 shares subject to options, including those identified in notes (4), (5), (6), (7), (8), (9), (10), (11), (12) and (13).

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and stockholders holding more than ten percent (10%) of the outstanding capital stock of the Company are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1999 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 fiscal year, the Company believes that all executive officers and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year.

                                   FORM 10-K

  The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 27, 2000. Stockholders may obtain a copy of this report, without charge, by writing to Frank Calderoni, Chief Financial Officer and Senior Vice President, Finance and Administration of the Company, at the Company's principal executive offices located at 140 Caspian Court, Sunnyvale, California 94089.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

  The following table provides certain summary information concerning the compensation earned, by (i) the Company's Chief Executive Officer and (ii) each of the four other most highly compensated executive officers of the Company whose salary and bonus for the 1999 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. Such individuals will be hereafter referred to as the Named Executive Officers. No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 1999 fiscal year has resigned or terminated employment during that fiscal year.

                          Summary Compensation Table

                                                       Long-Term
                                                      Compensation
                          Annual Compensation            Awards
                     ------------------------------   ------------
                                                       Securities
Name and Principal                                     Underlying   All Other
Position             Years Salary($)(1) Bonus($)(2)    Options(#)  Compensation
------------------   ----- ------------ -----------   ------------ ------------
Dr. Eli Harari...... 1999    $368,473    $329,901       200,000        $ 0
 President and Chief 1998    $303,529    $      0       200,000        $ 0
 Executive Officer   1997    $273,384    $208,920       200,000        $ 0

Cindy Burgdorf(3)... 1999    $220,610    $ 98,537             0        $ 0
 Chief Financial
  Officer,           1998    $196,501    $      0       100,000        $ 0
 Senior Vice
  President,         1997    $189,212    $ 69,309        50,000        $ 0
 Finance and
  Administration
 and Secretary

Leon Malmed(5)...... 1999    $228,530    $104,881             0        $ 0
 Senior Vice
  President          1998    $215,938    $      0       100,000        $ 0
 Marketing and Sales 1997    $210,781    $ 76,047        50,000        $ 0

Daniel Auclair...... 1999    $215,242    $ 96,141        30,000        $ 0
 Senior Vice
  President          1998    $202,590    $      0        30,000        $ 0
 Business
  Development &      1997    $197,760    $ 58,677             0        $ 0
 Intellectual
  Property

Ralph Hudson........ 1999    $232,926    $103,528        50,000        $ 0
 Senior Vice
  President          1998    $ 76,933    $105,772(4)    220,000        $ 0
 Operations

--------
(1) Includes salary deferral contributions to the Company's 401(k) Plan.

(2) Bonus earned for the year indicated but paid in the following year.

(3) Ms. Burgdorf resigned as Secretary and CFO effective January 27, 2000 and February 28, 2000, respectively, and has announced her intention to retire in June 2000.

(4) Mr. Hudson joined the Company on August 17, 1998 and was paid a one-time hiring bonus in 1998.

(5) Mr. Malmed resigned effective March 31, 2000.

Stock Options

  The following table contains information concerning the stock option grants made to each of the Named Executive Officers for fiscal 1999. Except for the limited stock appreciation rights described in footnote (1) below, no stock appreciation rights were granted to those individuals during such year.

                               Individual Grants

                                                                              Potential Realizable
                                                                                Value at Assumed
                           Number of                                         Annual Rates of Stock
                          Securities      % of Total                         Price Appreciation For
                           Underlying   Options Granted Exercise                 Option Term(5)
                             Options    to Employees in   Price   Expiration ----------------------
          Name           Granted (1)(2) Fiscal Year(3)  ($/Sh)(4)    Date      5%($)      10%($)
          ----           -------------- --------------- --------- ---------- ---------- -----------
Dr. Eli Harari..........    200,000          6.89%      $35.8125   12/13/09  $4,502,898 $11,410,330
Cindy Burgdorf..........          0             0%
Leon Malmed.............          0             0%
Daniel Auclair..........     30,000          1.03%       35.8125   12/13/09     675,435   1,711,549
Ralph Hudson............     50,000          1.72%       35.8125   12/13/09   1,125,725   2,852,582

--------
(1) Each option will become exercisable for 25% of the option shares upon the optionee's completion of one year of service measured from December 14, 1999, the vesting commencement date, and the option will become exercisable for the remaining shares in a series of successive equal quarterly installments upon the optionee's completion of each additional three (3)-month period of service with the Company over the 36-month period beginning December 14, 2000 and ending December 13, 2003.

(2) Each option will become immediately exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the acquiring entity. Each option has a maximum term of ten (10) years, subject to earlier termination in the event of the optionee's cessation of service with the Company. Each option includes a limited stock appreciation right that will allow the optionee, upon the acquisition of 25% or more of the Company's outstanding voting stock pursuant to a hostile tender offer, to surrender that option to the Company, to the extent the option is at the time exercisable for vested shares, in exchange for a cash distribution based on the tender offer price.

(3) The Company granted options to purchase 2,903,632 shares of Common Stock to employees during 1999.

(4) The exercise price may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the exercise date. The Company may finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income and employment withholding taxes to which the optionee may be subject in connection with such exercise.

(5) Potential gains are net of exercise price, but before taxes associated with exercise. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels of assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table sets forth information concerning option exercises and option holdings for the 1999 fiscal year by each of the Named Executive Officers. Except for the limited stock appreciation rights described in footnote (1) to the Stock Options table above, no stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                   Number of Securities      Value of Unexercised
                           Shares                 Underlying Unexercised         In-the-Money
                         Acquired on  Aggregate    Options at FY-End (#)    Options at FY-End $(1)
                          Exercise      Value    ------------------------- -------------------------
          Name               (#)     Realized(2) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Dr. Eli Harari..........         0            0    529,164      487,500    22,891,024   14,148,438
Cindy Burgdorf..........   157,034    3,510,507    257,964      115,000    11,988,212    4,728,750
Leon Malmed.............   114,790    2,459,590     41,876      115,000     1,771,913    4,728,750
Daniel Auclair..........    34,000    1,054,000    171,830       67,500     7,623,204    1,943,438
Ralph Hudson............         0            0     67,500      202,500     2,963,281    7,302,344

--------
(1) Based on the fair market value of the Company's Common Stock at January 2, 2000, $48.125 per share, (the closing selling price of the Company's Common Stock on that date on the Nasdaq National Market) less the exercise price payable for such shares.

(2) Based on the closing price of the purchased shares on the exercised date less the exercise price payable per share.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1995 Stock Option Plan under which grants may be made to executive officers and other key employees. The Compensation Committee is comprised of three non-employee Board members, William V. Campbell, Alan F. Shugart and Catherine P. Lego.

  General Compensation Policy. The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial and individual performance targets, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

  Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. The Compensation Committee may, however, at its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

  Base Salary. For comparative compensation purposes for the 1999 fiscal year, the Compensation Committee selected a peer group of companies within the industry which are comparable in size and growth pattern with the Company and which compete with the Company for executive talent. The base salary for each officer was then determined on the basis of the following factors: the salary levels in effect for comparable positions at the peer group companies (determined on the basis of their published 1998 fiscal year data), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee deemed appropriate. The compensation level for the Company's executive officers for the 1999 fiscal year ranged from the 60th percentile to the 75th percentile of the base salary levels in effect for executive officers with comparable positions at the peer group companies, based on the published 1998 fiscal year data for those companies.

  In selecting companies to survey for such compensation purposes, the Compensation Committee considered many factors not directly associated with stock price performance, such as geographic location, development stage, organizational structure and market capitalization. For this reason, there is not a meaningful correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the S&P Electronics Semiconductor Index which the Company has selected as the industry index for purposes of the stock performance graph appearing later in this Proxy Statement.

  Annual Incentive Compensation. Annual bonuses are earned by each executive officer on the basis of the Company's achievement of certain corporate financial performance targets established for the fiscal year and the individual's level of performance. For fiscal year 1999, a minimum of 75% of the bonus target was measured on the basis of Company performance and the remainder of the bonus target was tied to individual performance.

Company performance was measured on the basis of pre-tax profit (exclusive of royalties) and net revenue targets established by the Compensation Committee at the start of the 1999 fiscal year. The executive officers were awarded bonuses for fiscal 1999 on this basis as indicated for them in the Summary Compensation Table which appears earlier in this proxy statement.

  Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

  The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

  CEO Compensation. In setting Dr. Harari's base salary as Chief Executive Officer for the 1999 fiscal year, the Compensation Committee sought to achieve two objectives: (i) establish a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) make a significant percentage of the total compensation package contingent upon Company performance. The base salary established for Dr. Harari on the basis of the foregoing criteria was intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Harari's compensation was not affected to any significant degree by Company performance factors and was at the 50th percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes for all of the Company's other executive officers. The remaining components of the compensation earned by Dr. Harari for the 1999 fiscal year were entirely dependent upon financial performance and provided no dollar guarantees. Dr. Harari was paid a cash bonus of $329,901 for the 1999 fiscal year based upon his individual performance and the same Company performance factors taken into account for incentive compensation purposes for the Company's other executive officers.

  Dr. Harari also received an option grant for 200,000 shares during the 1999 fiscal year with an exercise price equal to the market price of the shares on the grant date. The grant is designed to provide him with a significant incentive to remain in the Company's employ and to contribute to the creation of shareholder value in the form of stock price appreciation, since the grant will not have any value unless Dr. Harari remains with the Company during the four-year vesting period and the market price of the Company's common stock appreciates over the market price in effect at the time the option grant was made to him.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to the Company's executive officers for the 2000 fiscal year will exceed that limit. In addition, the Company's 1995 Stock Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

  William V. Campbell, Compensation Committee Member
  Alan F. Shugart, Compensation Committee Member
  Catherine P. Lego, Compensation Committee Member

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company's Board of Directors was formed in June 1990 and is comprised of Messrs. William V. Campbell, Alan F. Shugart and Ms. Catherine Lego. None of these individuals was at any time during fiscal 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL AGREEMENTS

None of the Company's executive officers, except as reported in Certain Transactions, have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Pursuant to the express provisions of the 1995 Stock Option Plan, the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company's other executive officers will immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan will immediately vest, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) within twelve (12) months after any acquisition of the Company by merger or asset sale in which those options and shares did not otherwise vest. In addition, the Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 1995 Stock Option Plan to provide for the accelerated vesting of the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company's other executive officers and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a successful tender offer for more than fifty percent (50%) of the Company's outstanding Common Stock or a change in the majority of the Board as a result of one or more contested elections for Board membership.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the Standard & Poors 500 Stock Index, a broad market index published by S&P, and a selected S&P Electronics/Semiconductor company stock index compiled by Morgan Stanley & Company. The comparison for each of the periods assumes that $100 was invested on November 7, 1995 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the S&P 500 Stock Index and the stocks included in the S&P Electronics/Semiconductor company index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investor.

                  Comparison of Cumulative Total Return From
                     November 7, 1995 to December 31, 1999

                      Among SanDisk, S&P 500 Stock Index
               and S&P Electronics Semiconductors Company Index
                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
          AMONG SANDISK, S&P 500 INDEX AND S&P SEMICONDUCTORS INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                             S&P
Measurement Period            S&P            Semiconductor     SanDisk
(Fiscal Year Covered)         500 Index      Index             Index
---------------------         ---------      -------------     -------
Measurement Pt-11/07/1995     $100.00        $100.00           $100.00
FYE 12/29/1995                $105.05        $ 83.27           $150.00
FYE 03/29/1996                $110.09        $ 78.42           $130.00
FYE 06/26/1996                $114.38        $ 90.61           $121.25
FYE 09/27/1996                $117.03        $114.66           $160.00
FYE 12/27/1996                $129.07        $154.20           $120.00
FYE 03/27/1997                $131.99        $166.14           $100.00
FYE 06/27/1997                $151.33        $169.89           $145.00
FYE 09/26/1997                $161.21        $219.39           $325.00
FYE 12/26/1997                $159.72        $161.24           $184.38
FYE 03/27/1998                $186.83        $181.80           $241.88
FYE 06/26/1998                $193.27        $175.43           $137.50
FYE 09/25/1998                $178.19        $195.04           $ 78.13
FYE 12/24/1998                $209.15        $280.61           $131.25
FYE 03/26/1999                $218.79        $267.40           $289.38
FYE 06/25/1999                $224.33        $276.34           $398.13
FYE 09/24/1999                $217.86        $375.04           $687.50
FYE 12/31/1999                $250.59        $420.40           $982.50

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or graph be incorporated by reference into any future filings.

                             CERTAIN TRANSACTIONS

  The Company has a strategic relationship with Seagate Technology, Inc. ("Seagate"), which owns 5.4% of the Company's Common Stock as calculated on a fully diluted basis. In January 1993, Seagate acquired a 25% ownership interest in the Company. Thomas F. Mulvaney, Seagate's Senior Vice President, General Counsel and Secretary, served as Seagate's nominee to the Company's Board of Directors until he resigned in August 1999. The Shareholder Rights Plan, adopted by the Board of Directors on April 21, 1997, permits Seagate to continue to hold its ownership interest in the Company without triggering the provisions of the plan.

  On February 28, 2000, the Company hired Frank Calderoni to serve as its Senior Vice President, Finance and Administration, and Chief Financial Officer. Mr. Calderoni will receive an annual base salary of $240,000 and will be eligible to participate in the Company's Executive Bonus Plan. Mr. Calderoni was paid a one-time bonus of $75,000 and was granted options to purchase 170,000 shares of the Company's Common Stock pursuant to the Company's 1995 Stock Option Plan. If his employment is terminated without cause during the first year, Mr. Calderoni will receive one quarter of his annual base salary and one quarter of his option shares will vest.

  The Company intends that all future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, the Company has entered into indemnification agreements with each of its directors and executive officers.

                                OTHER BUSINESS

  The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's Annual Meeting of stockholders to be held in 2001 must be received by February 22, 2001 in order to be included in the proxy statement and proxy relating to that meeting.

  In addition, the proxy solicited by the Board of Directors for the Annual Meeting to be held in 2001 will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than February 22, 2001.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Eli Harari

                                          Eli Harari
                                          President and Chief Executive
                                           Officer

April 10, 2000

--------------------------------------------------------------------------------

     PROXY                                                            PROXY

                             SANDISK CORPORATION

        This proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 11, 2000.

     Eli Harari and Frank Calderoni, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to Vote all shares of capital stock of SanDisk Corporation (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders on May 11, 2000, and at any adjournments to postponements thereof, as follows:

     The Board of Directors recommends a vote FOR the Election of Directors and FOR Proposals 2, 3 and 4 as stated on the reverse side. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals and, at the discretion of the persons named as proxies, upon such other matters as may property come before the meeting. This proxy may be revoked at any time before it is voted.

  SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                              SANDISK CORPORATION
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING PLANNER USING DARK INK ONLY  [   ]


[                                                                              ]


1.  Election of Directors as described             For   Withhold  For All  2. To amend the Company's          For  Against  Abstain
    in the Proxy Statement     Nominees:           All    All       Except     Certificate of Incorporation   [ ]   [  ]     [  ]
                                                   [ ]    [  ]     [  ]        to Increase the number of
                                                                               authorized shares of Common
                                                                               Stock
    01 Dr. EH Harari         02 Irwin Paderman
    03 William V. Campbell   04 Catherine P. Lego
    05 Dr. James D. Meindi   06 Alan F. Shugant                             3. To ratify the appointment       For  Against  Abstain
                                                                               of Ernst & Young LLP as         [ ]   [  ]    [  ]
                                                                               independent accountants of the
                                                                               Company for the fiscal year
                                                                               ending December 31, 2000.

_______________________________________________                            4.  To transact any other business  For  Against Abstain
      Write nominee(s) exception above.                                        which may properly come before  [ ]   [  ]    [  ]
                                                                               the meeting and any adjournment
                                                                               on postponement thereof.
_________________________________________________________________________________________



                     THIS SPACE RESERVED FOR ADDRESSING                                                     Dated:____________, 2000
                         (key lines do not print)

                                                                                               Signature(s)________________________

_________________________________________________________________________________________
                                                                                          __________________________________________
                                                                                          Note:  Please sign exactly as name appears
                                                                                                 hereon. Joint owners should each
                                                                                                 sign. When signing as attorney,
                                                                                                 executor, administrator, trustee or
                                                                                                 guardian, please give full title as
                                                                                                 such.

------------------------------------------------------------------------------------------------------------------------------------
                                                      . FOLD AND DETACH HERE.


                                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                      PROMPTLY USING THE ENCLOSED ENVELOPE.
